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                                                                    EXHIBIT 99.1

                             COMPENSATION AGREEMENT

          Agreement made as of the 21st day of March, 2000 by and between Polaris Communications, Inc., an Oregon corporation (the "Corporation"), and ________________ ("Optionee").

                               W I T N E S S E T H

          WHEREAS, in consideration for services performed by Optionee, the Corporation granted Optionee a stock option on March 2, 1999 to purchase _________ shares of the Corporation's Common Stock (the "Option") upon the terms and conditions set forth in the documentation evidencing such Option.

          NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

          1. The Corporation and Optionee acknowledge and agree that the Option is granted solely as compensation for services rendered the Corporation by Optionee and not for any capital-raising purposes or in connection with any capital-raising activities.

          2. This agreement is intended solely to memorialize the agreement and understanding which exists between Optionee and the Corporation concerning the grant of the Option. Nothing herein or in the documentation evidencing the Option is intended to provide Optionee with the right to remain in the Corporation's service for any specific period, and Optionee's services may be terminated at any time by the Corporation, for any reason, with or without cause.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.



                                                  POLARIS COMMUNICATIONS, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  OPTIONEE


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